As filed with the U.S. Securities and Exchange Commission on November 6, 2024.

 Registration No. 333-276070

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-1

on

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRISALUS LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3841 (Primary Standard Industrial Classification Code Number)	85-3009869 (I.R.S. Employer Identification No.)

6272 W. 91st Ave.

Westminster, Colorado 80031

(888) 321-5212

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mary Szela

Chief Executive Officer

6272 W. 91st Ave.

Westminster, Colorado 80031

(888) 321-5212

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Matt Browne

Carlos Ramirez

Cooley LLP

10265 Science Center Dr

San Diego, California 92121

(858) 550-6000

Approximate date of commencement of proposed sale to the public:

From time to time on or after this registration statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This post-effective amendment will become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 on Form S-3 (File No.333-276070) (the “Registration Statement”) is being filed solely to amend the Post-Effective Amendment No. 2 to the Registration Statement filed with the U.S. Securities and Exchange Commission on October 29, 2024, to add Exhibit 10.1 to the Exhibit Index set forth in Part II. Item 16(a) hereto. This Post-Effective Amendment No. 3 does not modify any provision of the prospectus that forms part of the Registration Statement and, accordingly, the prospectus has not been included herein. This Post-Effective Amendment No. 3 is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

The exhibits listed below are filed as part of this registration statement.

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
2.1†**	Agreement and Plan of Merger, dated as of November 11, 2022, by and among MedTech Acquisition Corporation, MTAC Merger Sub, Inc., and TriSalus Life Sciences, Inc.	Form 8-K	001-39813	2.1	November 14, 2022
2.2**	First Amendment to Agreement and Plan of Merger, dated as of April 4, 2023, by and among MedTech Acquisition Corporation, MTAC Merger Sub, Inc., and TriSalus Life Sciences, Inc.	Form 8-K	001-39813	10.1	April 5, 2023
2.3**	Second Amendment to Agreement and Plan of Merger, dated as of May 13, 2023, by and among MedTech Acquisition Corporation, MTAC Merger Sub, Inc., and TriSalus Life Sciences, Inc.	Form 8-K	001-39813	10.1	May 15, 2023
2.4**	Third Amendment to Agreement and Plan of Merger, dated as of July 5, 2023, by and among MedTech Acquisition Corporation, MTAC Merger Sub, Inc., and TriSalus Life Sciences, Inc.	Form 8-K	001-39813	10.1	July 6, 2023
4.1**	Second Amended and Restated Certificate of Incorporation of TriSalus Life Sciences, Inc.	Form 8-K	001-39813	3.1	August 16, 2023
4.2**	Amended and Restated Bylaws of TriSalus Life Sciences, Inc.	Form 8-K	001-39813	3.2	August 16, 2023
4.3**	Form of Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of TriSalus Life Sciences, Inc.	Form 8-K	001-39813	3.3	August 16, 2023
4.4**	Specimen Common Stock Certificate.	Form 8-K	001-39813	4.1	August 16, 2023
4.5**	Specimen Warrant Certificate.	Form 8-K	001-39813	4.2	August 16, 2023
4.6**	Warrant Agreement, dated December 17, 2020, by and between MTAC and Continental Stock Transfer & Trust Company.	Form 8-K	001-39813	4.1	December 23, 2020
4.7**	Form of Amended and Restated Registration Rights Agreement, by and among TriSalus Life Sciences, Inc., MedTech Acquisition Sponsor LLC, and certain former stockholders of TriSalus Life Sciences, Inc.	Form 8-K	001-39813	10.1	November 14, 2022
4.8**	Registration Rights Agreement, dated April 30, 2024, by and between TriSalus Life Sciences, Inc., and OrbiMed Royalty & Credit Opportunities IV, LP.	Form 10-Q	001-39813	4.4	May 15, 2024
4.9**	Amendment No. 1 to Warrant Agreement, dated June 26, 2024, by and between the Company and Continental Stock Transfer & Trust Company.	Form 8-K	001-39813	10.1	June 27, 2024
4.10**	Substitute Warrant Certificate, August 15, 2024, by and between TriSalus Life Sciences, Inc., and OrbiMed Royalty & Credit Opportunities IV, LP.	Form S-1	333-276070	4.10	October 29, 2024

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
4.11**	Substitute Warrant Certificate, dated August 15, 2024, by and between TriSalus Life Sciences, Inc., and OrbiMed Royalty & Credit Opportunities IV Offshore, LP.	Form S-1	333-276070	4.11	October 29, 2024
5.1**	Opinion of Cooley LLP.	Form S-1	333-276070	5.1	December 15, 2023
10.1**	Standby Equity Purchase Agreement, by and between the TriSalus Life Sciences, Inc. and YA II PN, LTD.	Form 8-K	001-39813	99.1	October 3, 2023
23.1**	Consent of KPMG LLP, independent registered public accounting firm.	Form S-1	333-276070	23.1	October 29, 2024
23.2**	Consent of Cooley LLP (included in Exhibit 5.1).	Form S-1	333-276070	5.1	December 15, 2023
24.1**	Power of Attorney (included on signature page of S-1).	Form S-1	333-276070	24.1	December 15, 2023
24.2**	Power of Attorney.
107**	Filing Fee Table.	Form S-1	333-276070	107	December 15, 2023

*	Filed herewith.

**	Previously filed.

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request; provided, however, that the Registrant may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Post-Effective Amendment No.3 to registration statement on Form S-1 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Westminster, State of Colorado, on this 6th day of November, 2024.

TRISALUS LIFE SCIENCES, INC.

By:	/s/ Mary Szela
Mary Szela
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to registration statement on Form S-1 on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

	/s/ Mary Szela	Chief Executive Officer and Director	November 6, 2024
	Mary Szela	(Principal Executive Officer)

	/s/ Sean Murphy	Chief Financial Officer and Director	November 6, 2024
	Sean Murphy	(Principal Financial and Accounting Officer)

	*	Chairman	November 6, 2024
Mats Wahlström

	*	Director	November 6, 2024
Arjun “JJ” Desai

	*	Director	November 6, 2024
Andrew von Eschenbach

	*	Director	November 6, 2024
Kerry Hicks

	*	Director	November 6, 2024
Liselotte Hyveled

	*	Director	November 6, 2024
George Kelly Martin

	*	Director	November 6, 2024
David J. Matlin

* By:	/s/ Mary Szela
Mary Szela Attorney-in-Fact

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